Exhibit 99.1
NEWS RELEASE
For Immediate Release:
November 2, 2020

Sterling Reports 2020 Third Quarter Results
Strong Profitability and Cash Flow Further Enhance Liquidity Position
Record Backlog Provides Visibility Into 2021 Growth

THE WOODLANDS, TX – November 2, 2020 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced financial results for the third quarter 2020.
Consolidated Third Quarter 2020 Financial Results Compared to Third Quarter 2019:
•Revenues were $383.5 million compared to $291.7 million;
•Gross margin was 13.0% of revenues compared to 10.0%;
•Net Income was $15.2 million compared to $8.0 million;
•EPS was $0.54 compared to $0.30; and,
•EBITDA was $36.7 million compared to $15.4 million.
Consolidated Financial Position and Liquidity:
•Cash and Cash Equivalents were $72.6 million at September 30, 2020 compared to $45.7 million at December 31, 2019;
•Cash flows from operations were $90.9 million for the nine months ended September 30, 2020 compared to $8.5 million for the comparable prior year period;
•Payments of debt totaled $52.7 million for the nine months ended September 30, 2020;
•Debt totaled $392.7 million (or $320.1 million, net of cash) at September 30, 2020 compared to $433.1 million (or $387.4 million, net of cash) at December 31, 2019; and,
•Zero drawn and full availability on the $75.0 million Revolving Credit Facility.
Heavy Civil and Specialty Services Backlog Highlights:
•Backlog at September 30, 2020 was a record $1.24 billion, up from $1.07 billion at December 31, 2019.
•Combined Backlog at September 30, 2020 was $1.51 billion, up from $1.34 billion at December 31, 2019. Combined Backlog includes the aforementioned Backlog and Unsigned Low-bid Awards of $270 million and $273 million at September 30, 2020 and December 31, 2019, respectively.
•Gross margin in Backlog increased approximately 90 basis points, from 11.5% at December 31, 2019 to 12.4% at September 30, 2020. Gross margin in Combined Backlog has increased approximately 60 basis points, from 11.0% at December 31, 2019 to 11.6% at September 30, 2020.
Maintains Full Year Revenue and Income Guidance:
•Revenue: $1.415 billion to $1.430 billion.
•Net Income: $41 million to $44 million, excluding acquisition related costs of $1 million to $2 million.
•Expected dilutive average shares outstanding: 28.1 million.

CEO Remarks and Outlook
“We had another great quarter, nearly doubling our net income year-over-year and further enhancing our financial position through strong free cash flow generation,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “The third quarter was yet another example of the effectiveness of our strategic focus on diversifying into higher margin, higher value add, lower risk work in terms of producing growth in bottom line results. I’d like to thank all of our nearly 3,000 employees for their hard work and dedication to the company throughout this unusual year. Their commitment to our shared vision has enabled us to achieve record results for the first nine months of the year, while at the same time upholding our COVID-19 protocols in order to keep our team safe and healthy.”
“Our Specialty Services segment, which is comprised primarily of our Plateau operations, once again delivered an outstanding bottom line performance reflecting its team’s consistent and highly effective project execution. Plateau continues to enjoy strong backlog given the market demand for their highly specialized capabilities for large distribution and data centers and warehousing customers. Our Residential segment capitalized on the recovery in the Texas home building market and continued its healthy growth, delivering year-over-year improvement in revenues and operating profit. The expansion of our Residential segment into the Houston market is progressing as scheduled and this large metropolitan area is well on its way to becoming a meaningful percentage of our overall slab count. Our Heavy Civil segment results were off modestly from last year’s third quarter due largely to a charge for increased estimated cost to complete the construction of three separate bridges in Texas and a shift in mix in the quarter. We expect to see an improved mix of revenues in the coming quarters as we ramp up on several of the attractive design-build and non-heavy highway projects we’ve booked in recent months,” continued Mr. Cutillo.
“We are very pleased with our liquidity position and cash generation. As of September 30, 2020, we have generated over $90 million of cash flow from operations and have reduced our total debt by $40.4 million (or $67.3 million, net of cash), while investing $20.5 million of capital expenditures, net of proceeds. We remain comfortable with our capital structure and believe that we have more than adequate financial flexibility to pursue new opportunities and continue our profitable growth. We expect to have a further reduction of debt over the balance of 2020, which will allow us to enter 2021 from a position of further improved financial strength,” added Mr. Cutillo.
Mr. Cutillo concluded, “Looking ahead, despite the pandemic-related uncertainty persisting in the U.S. economy, we are maintaining our full year 2020 guidance for revenues of between $1.415 billion and $1.430 billion and 2020 net income attributable to Sterling common stockholders of between $41 million and $44 million, excluding acquisition related costs of $1 million to $2 million, compared to $24.5 million of Adjusted Net Income in 2019. We expect our full year 2020 diluted average common shares outstanding to be approximately 28.1 million.”

Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, November 3, 2020 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Construction call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Investor Presentations & Webcast section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least fifteen minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for thirty days.
About Sterling
Sterling Construction Company, Inc., (“Sterling” or “the Company”), a Delaware corporation, is a construction company that has been involved in the construction industry since its founding in 1955. The Company operates through a variety of subsidiaries within three segments specializing in Heavy Civil, Specialty Services and Residential projects in the United States (the “U.S.”), primarily across the southern U.S., the Rocky Mountain States, California and Hawaii, as well as other areas with strategic construction opportunities. Heavy Civil includes infrastructure and rehabilitation projects for highways, roads, bridges, airfields, ports, light rail, water, wastewater and storm drainage systems. Specialty Services projects include construction site excavation and drainage, drilling and blasting for excavation, foundations for multi-family homes, parking structures and other commercial concrete projects. Residential projects include concrete foundations for single-family homes.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures include adjusted net income, adjusted EPS, and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting, forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of these Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: the duration of the COVID-19 pandemic and its ongoing or further negative impact on global economic conditions; our business strategy; our financial strategy; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission (“SEC”) and elsewhere in those filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0800	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$383,458	$291,699	$1,080,184	$779,734
Cost of revenues	(333,542)	(262,483)	(935,424)	(705,519)
Gross profit	49,916	29,216	144,760	74,215
General and administrative expense	(15,154)	(10,239)	(51,209)	(32,302)
Intangible asset amortization	(2,866)	(600)	(8,569)	(1,800)
Acquisition related costs	(401)	(1,896)	(1,013)	(2,158)
Other operating expense, net	(2,664)	(4,366)	(9,989)	(9,936)
Operating income	28,831	12,115	73,980	28,019
Interest income	23	331	146	986
Interest expense	(7,177)	(3,024)	(22,537)	(8,988)
Income before income taxes	21,677	9,422	51,589	20,017
Income tax expense	(6,280)	(913)	(14,712)	(1,782)
Net income	15,397	8,509	36,877	18,235
Less: Net income attributable to noncontrolling interests	(240)	(552)	(395)	(635)
Net income attributable to Sterling common stockholders	$15,157	$7,957	$36,482	$17,600

Net income per share attributable to Sterling common stockholders:
Basic	$0.54	$0.30	$1.31	$0.67
Diluted	$0.54	$0.30	$1.30	$0.66

Weighted average common shares outstanding:
Basic	28,003	26,365	27,832	26,359
Diluted	28,233	26,637	27,986	26,661

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	% of Revenue	2019	% of Revenue	2020	% of Revenue	2019	% of Revenue
Revenue
Heavy Civil	$201,078	52%	$218,894	75%	$577,141	54%	$569,635	73%
Specialty Services	139,971	37%	32,863	11%	380,397	35%	91,436	12%
Residential	42,409	11%	39,942	14%	122,646	11%	118,663	15%
Total Revenue	$383,458		$291,699		$1,080,184		$779,734

Operating Income
Heavy Civil	$2,405	1.2%	$7,420	3.4%	$2,679	0.5%	$11,020	1.9%
Specialty Services	21,474	15.3%	1,371	4.2%	55,834	14.7%	3,284	3.6%
Residential	5,353	12.6%	5,220	13.1%	16,480	13.4%	15,873	13.4%
Subtotal	29,232	7.6%	14,011	4.8%	74,993	6.9%	30,177	3.9%
Acquisition related costs	(401)		(1,896)		(1,013)		(2,158)
Total Operating Income	$28,831	7.5%	$12,115	4.2%	$73,980	6.8%	$28,019	3.6%

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$72,593	$45,733
Accounts receivable, including retainage	271,342	248,247
Costs and estimated earnings in excess of billings	55,310	42,555
Receivables from and equity in construction joint ventures	13,802	9,196
Other current assets	14,171	11,790
Total current assets	427,218	357,521
Property and equipment, net	121,534	116,030
Operating lease right-of-use assets	17,250	13,979
Goodwill	192,014	191,892
Other intangibles, net	247,754	256,323
Deferred tax asset, net	16,589	26,012
Other non-current assets, net	153	183
Total assets	$1,022,512	$961,940

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$127,336	$137,593
Billings in excess of costs and estimated earnings	126,986	85,011
Current maturities of long-term debt	57,476	42,473
Current portion of long-term lease obligations	7,624	7,095
Income taxes payable	2,251	1,212
Accrued compensation	24,328	13,727
Other current liabilities	11,368	6,393
Total current liabilities	357,369	293,504
Long-term debt	335,237	390,627
Long-term lease obligations	9,668	6,976
Members’ interest subject to mandatory redemption and undistributed earnings	50,798	49,003
Other long-term liabilities	10,124	619
Total liabilities	763,196	740,729
Stockholders’ equity:
Common stock	283	283
Additional paid in capital	254,860	251,019
Treasury Stock, at cost	(2,651)	(6,142)
Retained earnings (deficit)	11,449	(25,033)
Accumulated other comprehensive loss	(6,313)	(209)
Total Sterling stockholders’ equity	257,628	219,918
Noncontrolling interests	1,688	1,293
Total stockholders’ equity	259,316	221,211
Total liabilities and stockholders’ equity	$1,022,512	$961,940

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$36,877	$18,235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,639	12,288
Amortization of debt issuance costs and non-cash interest	2,489	2,375
Gain on disposal of property and equipment	(1,042)	(466)
Deferred taxes	10,946	1,561
Stock-based compensation expense	7,961	2,489
Change in interest rate hedge	251	—
Changes in operating assets and liabilities	8,828	(28,005)
Net cash provided by operating activities	90,949	8,477
Cash flows from investing activities:
Capital expenditures	(22,088)	(7,871)
Proceeds from sale of property and equipment	1,557	1,265
Net cash used in investing activities	(20,531)	(6,606)
Cash flows from financing activities:
Repayments of debt	(52,695)	(10,435)
Distributions to noncontrolling interest owners	—	(5,900)
Purchase of treasury stock	—	(3,201)
Other borrowings	9,137	100
Net cash used in financing activities	(43,558)	(19,436)
Net change in cash and cash equivalents	26,860	(17,565)
Cash and cash equivalents at beginning of period	45,733	94,095
Cash and cash equivalents at end of period	$72,593	$76,530

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended September 30, 2020
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$383,458	$—	$383,458
Cost of revenues	(333,542)	—	(333,542)
Gross profit	49,916	—	49,916
General and administrative expense	(15,154)	—	(15,154)
Intangible asset amortization	(2,866)	—	(2,866)
Acquisition related costs	(401)	401	—
Other operating expense, net	(2,664)	—	(2,664)
Operating income	28,831	401	29,232
Interest income	23	—	23
Interest expense	(7,177)	—	(7,177)
Income before income taxes	21,677	401	22,078
Income tax expense (2)	(6,280)	(116)	(6,396)
Net income	15,397	285	15,682
Less: Net income attributable to noncontrolling interests	(240)	—	(240)
Net income attributable to Sterling common stockholders	$15,157	$285	$15,442

Net income per share attributable to Sterling common stockholders:
Basic	$0.54	$0.01	$0.55
Diluted	$0.54	$0.01	$0.55

Weighted average common shares outstanding:
Basic	28,003		28,003
Diluted	28,233		28,233

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau, net of tax. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

(2) Adjusted Non-GAAP income tax expense of $6,396 includes non-cash federal income tax expense of $4,839.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended September 30, 2019
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$291,699	$—	$291,699
Cost of revenues	(262,483)	—	(262,483)
Gross profit	29,216	—	29,216
General and administrative expense	(10,239)	—	(10,239)
Intangible asset amortization	(600)	—	(600)
Acquisition related costs	(1,896)	1,896	—
Other operating expense, net	(4,366)	—	(4,366)
Operating income	12,115	1,896	14,011
Interest income	331	—	331
Interest expense	(3,024)	—	(3,024)
Income before income taxes	9,422	1,896	11,318
Income tax expense (2)	(913)	(184)	(1,097)
Net income	8,509	1,712	10,221
Less: Net income attributable to noncontrolling interests	(552)	—	(552)
Net income attributable to Sterling common stockholders	$7,957	$1,712	$9,669

Net income per share attributable to Sterling common stockholders:
Basic	$0.30	$0.07	$0.37
Diluted	$0.30	$0.06	$0.36

Weighted average common shares outstanding:
Basic	26,365		26,365
Diluted	26,637		26,637

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau, net of tax. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

(2) Adjusted Non-GAAP income tax expense of $1,097 includes non-cash federal income tax expense of $984.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Nine Months Ended September 30, 2020
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$1,080,184	$—	$1,080,184
Cost of revenues	(935,424)	—	(935,424)
Gross profit	144,760	—	144,760
General and administrative expense	(51,209)	—	(51,209)
Intangible asset amortization	(8,569)	—	(8,569)
Acquisition related costs	(1,013)	1,013	—
Other operating expense, net	(9,989)	—	(9,989)
Operating income	73,980	1,013	74,993
Interest income	146	—	146
Interest expense	(22,537)	—	(22,537)
Income before income taxes	51,589	1,013	52,602
Income tax expense (2)	(14,712)	(289)	(15,001)
Net income	36,877	724	37,601
Less: Net income attributable to noncontrolling interests	(395)	—	(395)
Net income attributable to Sterling common stockholders	$36,482	$724	$37,206

Net income per share attributable to Sterling common stockholders:
Basic	$1.31	$0.03	$1.34
Diluted	$1.30	$0.03	$1.33

Weighted average common shares outstanding:
Basic	27,832		27,832
Diluted	27,986		27,986

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau, net of tax. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

(2) Adjusted Non-GAAP income tax expense of $15,001 includes non-cash federal income tax expense of $11,235.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Nine Months Ended September 30, 2019
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$779,734	$—	$779,734
Cost of revenues	(705,519)	—	(705,519)
Gross profit	74,215	—	74,215
General and administrative expense	(32,302)	—	(32,302)
Intangible asset amortization	(1,800)	—	(1,800)
Acquisition related costs	(2,158)	2,158	—
Other operating expense, net	(9,936)	—	(9,936)
Operating income	28,019	2,158	30,177
Interest income	986	—	986
Interest expense	(8,988)	—	(8,988)
Income before income taxes	20,017	2,158	22,175
Income tax expense (2)	(1,782)	(192)	(1,974)
Net income	18,235	1,966	20,201
Less: Net income attributable to noncontrolling interests	(635)	—	(635)
Net income attributable to Sterling common stockholders	$17,600	$1,966	$19,566

Net income per share attributable to Sterling common stockholders:
Basic	$0.67	$0.07	$0.74
Diluted	$0.66	$0.07	$0.73

Weighted average common shares outstanding:
Basic	26,359		26,359
Diluted	26,661		26,661

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau, net of tax. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

(2) Adjusted Non-GAAP income tax expense of $1,974 includes non-cash federal income tax expense of $1,753.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Year Ended December 31, 2019
	As Reported (GAAP) (2)	Adjustment	Adjusted (Non-GAAP)
Revenues	$1,126,278	$—	$1,126,278
Cost of revenues	(1,018,484)	—	(1,018,484)
Gross profit	107,794	—	107,794
General and administrative expense	(49,200)	—	(49,200)
Intangible asset amortization	(4,695)		(4,695)
Acquisition related costs	(4,311)	4,311	—
Other operating expense, net	(11,837)	—	(11,837)
Operating income	37,751	4,311	42,062
Interest income	1,142	—	1,142
Interest expense	(16,686)	—	(16,686)
Loss on extinguishment of debt	(7,728)	7,728	—
Income before income taxes	14,479	12,039	26,518
Income tax expense	26,216	(27,398)	(1,182)
Net income	40,695	(15,359)	25,336
Less: Net income attributable to noncontrolling interests	(794)	—	(794)
Net income attributable to Sterling common stockholders	$39,901	$(15,359)	$24,542

Net income per share attributable to Sterling common stockholders:
Basic	$1.50	$(0.58)	$0.92
Diluted	$1.47	$(0.57)	$0.90

Weighted average common shares outstanding:
Basic	26,671		26,671
Diluted	27,119		27,119

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau (including related refinancing) and non-cash taxes. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

(2) Includes a fourth quarter charge for a legacy project of $10.2 million or $0.36 per diluted share based on 28,201 weighted average common shares outstanding in the quarter.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
EBITDA Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to Sterling common stockholders	$15,157	$7,957	$36,482	$17,600
Depreciation and amortization	8,098	3,815	24,639	12,288
Interest expense, net of interest income	7,154	2,693	22,391	8,002
Income tax (benefit) expense	6,280	913	14,712	1,782
EBITDA (1)	36,689	15,378	98,224	39,672
Acquisition related costs	401	1,896	1,013	2,158
Adjusted EBITDA (2)	$37,090	$17,274	$99,237	$41,830

(1) The Company defines EBITDA as GAAP net income (loss) attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and loss on extinguishment of debt.

(2) Adjusted EBITDA excludes the impact of acquisition related costs.